EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-82928) pertaining to the Centex Construction Products, Inc. Hourly Profit Sharing Plan of our report dated May 22, 2003, with respect to the financial statements and schedule of the Centex Construction Products, Inc. Hourly Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Dallas, Texas
June 24, 2003